UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): December 22, 2004
                                                         -----------------


                                CBRL GROUP, INC.


    Tennessee                        0-25225                      62-1749513
(State or Other              (Commission File Number)          (I.R.S. Employer
Jurisdiction of                                              Identification No.)
Incorporation)

                  305 Hartmann Drive, Lebanon, Tennessee 37087

                                 (615) 444-5533


Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 8.01.  Other Events.

     On December 22, 2004, Lawrence E. White, Chief Financial Officer and Senior Vice President of CBRL Group, Inc. (the "Company"), notified the Company that he had entered into a trading plan to exercise certain options and sell up to an aggregate of 35,385 shares of the Company's common stock in order to diversify his investments. The sales are expected to occur during a period commencing on January 3, 2005 and ending on March 31, 2005. Mr. White does not have any control over the timing of the sales under the plan. The shares to be sold will be issued pursuant to the exercise of certain stock options held by Mr. White. Upon execution of the transactions under the plan, Mr. White will continue to be ahead of the predetermined schedule for full compliance with the Company's stock ownership guidelines for executive officers. Mr. White presently directly owns 26,289 shares of the Company's common stock, which he will continue to own after transactions under the plan are completed, and he will continue to have options for an additional 98,682 shares of common stock following completion of the trading plan. Any sales under the plan will be publicly disclosed through Form 4 filings with the Commission.

     Mr. White's trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. It is the Company's policy to disclose when the Chief Executive Officer, Chief Financial Officer or Chairman of the Board enter into a trading plan that is intended to comply with Rule 10b5-1.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 23, 2004                CBRL GROUP, INC.


                                         By: /s/ James F. Blackstock
                                            ------------------------------------
                                         Name: James F. Blackstock
                                         Title: Senior Vice President, General
                                                Counsel and Secretary